Exhibit 23.1


                 [LETTERHEAD OF FRANKLIN GRIFFITH & ASSOCIATES]

February 10, 2005

We consent to the use of International Cellular Accessories on Form SB-2 of our Auditors' Report dated January 21, 2005, on the balance sheet of International Cellular Accessories as of December 31, 2004 and the related statement of income and accumulated deficit from January 1, 2004 to December 31, 2004, changes in stockholders' equity and cash flows for the year ended December 31, 2004.


/s/ Franklin Griffith & Associates
----------------------------------------
Franklin Griffith & Associates

April 7, 2005
Las Vegas, Nevada